Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83771 and 333-118474) and in the Registration Statement on Form S-3 (No. 333-134888) of Silverleaf Resorts, Inc. of our report dated March 13, 2007, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

BDO Seidman, LLP
Dallas, Texas
March 13, 2007